UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 22, 2009

FREDERICK’S OF HOLLYWOOD GROUP INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 798-4700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 22, 2009, in accordance with the terms of the Consulting Agreement (“Consulting Agreement”), dated as of April 9, 2007, as amended, between Frederick’s of Hollywood Group Inc. (“Company”) and Performance Enhancement Partners, LLC (“Consultant”), pursuant to which the Consultant provides the services of Peter Cole to serve as the Company’s Executive Chairman, the Company notified the Consultant that it was terminating the Consulting Agreement effective May 23, 2009.

Mr. Cole will continue to serve as a member of the Company’s Board of Directors.  Thomas Lynch, the Company’s Chief Executive Officer and a director, has been appointed to replace Mr. Cole as Chairman of the Board.  Mr. Lynch, together with Linda LoRe, the Company’s President, will lead the Company forward as it continues to streamline its consolidation efforts and provide for the coordinated operation of its retail and wholesale operations.

On April 27, 2009, the Company issued a press release attached hereto as Exhibit 99.1, announcing the matters described in this Item 5.02.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

99.1	Press release, dated April 27, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2009	FREDERICK’S OF HOLLYWOOD GROUP INC.

	By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer
(Principal Financial and Accounting Officer)